Delaware The First State Page 1 2015436 8100 Authentication: 202613270 SR# 20174161523 Date: 05-26-17 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “EBIX, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 2017, AT 3:01 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.